Exhibit 10.2(a)
AMENDMENT NO. 1 TO THE SECURITIES PURCHASE AGREEMENT
          This Amendment No. 1 to the Securities Purchase Agreement, dated as of August 4, 2008 (the “Amendment”), is by and between L-1 Identity Solutions, Inc., a Delaware corporation (the “Company”), and LRSR LLC, a Delaware limited liability company (the “Purchaser”). Capitalized terms used herein and not defined herein will have the meanings ascribed to such terms in the Purchase Agreement (as defined below).
          WHEREAS, the parties hereto are parties to that certain Securities Purchase Agreement, by and between the Company and the Purchaser, dated as of June 30, 2008 (the “Purchase Agreement”); and
          WHEREAS, the parties hereto have agreed to amend the Purchase Agreement as set forth in this Amendment.
          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Amendment, and intending to be legally bound hereby, the Purchaser and the Company hereby agree as follows:
          SECTION 1. Amendments to the Purchase Agreement.
          (a) Section 1(b) of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:
“Agreement to Purchase and Sell Securities. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company agrees to sell and issue to the Purchaser, that number of Purchased Shares as determined in accordance with this Section 1(b). The number of Purchased Shares to be purchased by the Purchaser at the Closing shall be (x) $70,000,000 divided by (y) a per share price of $12.9543.”
          (b) All references to “$60,000,000” in the Purchase Agreement are hereby amended and restated to read as “$70,000,000.”
          (c) The first sentence of Section 4(f) of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:
“The Purchaser is either a “qualified institutional buyer” or an “accredited investor” as such terms are defined in Rules 144A and 501(a) of the Securities Act, respectively.
          (d) The reference to “4,631,667 shares of Common Stock” set forth in the Price Notice is hereby amended and restated to read as “5,403,611 shares of Common Stock.”
          (e) Section 10(b) of the Purchase Agreement is hereby amended to insert the phrase “(such termination, a “Qualified Termination”)” after the phrase “(“Breach Notice”).”

          (f) Section 11(d) of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:
“(d) Survival. Notwithstanding any investigation made by any party to this Agreement, all representations and warranties of the Company and the Purchaser contained in this Agreement and the other Transaction Documents shall survive the execution and delivery of this Agreement and the other Transaction Documents and the Closing through the period terminating on the Price Protection Share Issuance Date; provided, however, that (x) all covenants and agreements and (y) the representations and warranties of the Company contained in Sections 3(a), 3(b), 3(c), 3(d), 3(e), 3(g), 3(k), 3(n), 3(o), 3(p) and 3(q), in each case, shall survive until the expiration of the applicable statute of limitations.”
          SECTION 2. General.
          (a) The Company hereby represents and warrants that the representations and warranties of the Company set forth in Article III and Section 5(g) of the Purchase Agreement are true, correct and complete in all respects as of the date hereof.
          (b) The Purchaser hereby represents and warrants that the representations and warranties of the Purchaser set forth in Article IV of the Purchase Agreement are true, correct and complete in all respects as of the date hereof.
          (c) This Amendment may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
          (d) This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within the State.
          (e) On and after the date hereof each reference in the Purchase Agreement to “this Agreement”, “herein” or words of like import shall mean and be a reference to the Purchase Agreement, as amended hereby. No reference to this Amendment need be made in any instrument or document at any time referring to the Purchase Agreement, a reference to the Purchase Agreement in any of such instrument or document to be deemed to be a reference to the Purchase Agreement as amended hereby.
          (f) Execution of this Amendment by the Purchaser does not and shall not constitute a waiver of any rights or remedies to which the Purchaser is or may be entitled pursuant to the Purchase Agreement.
          (g) Except as specifically provided for in this Amendment, all other provisions of the Purchase Agreement remain unmodified and shall continue in full force and effect.
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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

L-1 IDENTITY SOLUTIONS, INC.
By:	Mark S. Molina
	Name:	Mark S. Molina
	Title:	Executive Vice President, Chief Legal Officer & Secretary.

LRSR LLC
By:	Kathryn Aronsohn
	Name:	Kathryn Aronsohn
	Title:	Secretary